                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as Permitted By
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-12

                         RATIONAL SOFTWARE CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                         RATIONAL SOFTWARE CORPORATION

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 19, 2001

TO THE STOCKHOLDERS:

   The Annual Meeting of Stockholders of Rational Software Corporation (the "Company") will be held at the principal offices of the Company at 18880 Homestead Road, Cupertino, CA 95014, on July 19, 2001 at 11:00 a.m. local time, for the following purposes:

     1. To elect one Class III member of the Board of Directors (Proposal 1);

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 2002 (Proposal 2); and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only holders of record of the Company's Common Stock at the close of business on May 31, 2001, the record date fixed by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Timothy A. Brennan
                                          Secretary

Cupertino, California
June 25, 2001


 IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED. STOCKHOLDERS WHO HOLD THEIR SHARES IN "STREET NAME" MAY VOTE VIA THE INTERNET OR TELEPHONE BY FOLLOWING INSTRUCTIONS ON THE VOTING FORM RECEIVED FROM THEIR BROKER OR BANK.

                         RATIONAL SOFTWARE CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 19, 2001

                             INFORMATION CONCERNING
                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

   This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Rational Software Corporation ("Rational" or the "Company") of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company at 18880 Homestead Road, Cupertino, CA 95014, at 11:00 a.m. on Thursday, July 19, 2001, and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person, or by giving written notice of revocation to the Company's Secretary. These proxy materials are first being provided to stockholders on or about June 25, 2001.

   The Annual Meeting has been called for the following purposes: (1) to elect one Class III member of the Board of Directors; (2) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 2002; and (3) to transact such other business as may properly come before the meeting or any adjournment thereof. Only holders of record of the Company's Common Stock at the close of business on May 31, 2001, the record date fixed by the Company's Board of Directors (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

   If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. Executed but unmarked proxies will be voted FOR the election of the Company's one nominee to the Board of Directors and FOR each of the other proposals.

   The Company's capital stock currently consists of a single class of Common Stock, par value $0.01 per share, of which 203,190,957 shares were outstanding at the close of business on the Record Date. Stockholders of record at the close of business on the Record Date have the right to receive notice of and to vote at the Annual Meeting. For each share held, a stockholder is entitled to one vote on each matter to be considered and acted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

   The presence, in person or by proxy, of at least the majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to the particular proposal on which the stockholder has abstained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company does not intend to count broker non-votes for purposes of determining the number of shares present and entitled to vote with respect to the particular proposal on which the broker has expressly not voted.

   A copy of the Company's Annual Report on Form 10-K, without exhibits thereto, for the fiscal year ended March 31, 2001, as filed with the Securities and Exchange Commission (the "SEC") accompanies copies of this Proxy Statement mailed to stockholders. Stockholders may obtain, for the cost of copying, a copy of any exhibits thereto by writing: Rational Software Corporation, 18880 Homestead Road, Cupertino, CA 95014, Attention: Investor Relations.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth certain information as of the Record Date, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and each nominee for election as a director of the Company, (iii) each individual named in the Summary Compensation Table set forth in this Proxy Statement, and (iv) all current directors and current executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown.

                                                    Number of Shares  Percent
Directors, Officers and 5% Stockholders            Beneficially Owned Owned(1)
---------------------------------------            ------------------ -------
MFS Investment Management(2)......................     14,013,448       6.9
 500 Boylston Street, Boston MA 02116-3741
Paul D. Levy(3)...................................      6,973,366       3.4
Michael T. Devlin(4)..............................      7,375,076       3.6
Thomas F. Bogan(5)................................      1,928,015        *
David H. Bernstein(6).............................      1,397,289        *
Kevin J. Haar(7)..................................      1,851,651        *
John R. Lovitt(8).................................      1,245,185        *
Leslie G. Denend(9)...............................        159,000        *
John E. Montague(10)..............................        132,200        *
Allison R. Schleicher(11).........................        360,664        *
All current Directors and current Executive
 Officers as a group (9 persons)(12)..............     20,487,674      10.1

--------
  * Represents less than 1%.
 (1) The percent owned is calculated based on a total of 203,190,957 shares of Common Stock outstanding as of the Record Date.
 (2) Represents all shares held by MFS Investment Management, and affiliated persons based upon the information reported by MFS Investment Management on its Form 13-Fs filed with the SEC as of the Record Date.
 (3) Includes 4,352,928 shares purchasable within 60 days of the Record Date, 845,632 of which are subject to vested options and 3,507,296 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.
 (4) Includes 4,391,690 shares purchasable within 60 days of the Record Date, 882,522 of which are subject to vested options and 3,509,168 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.
 (5) Includes 1,876,124 shares purchasable within 60 days of the Record Date, 443,620 of which are subject to vested options and 1,432,504 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.
 (6) Includes 1,377,288 shares purchasable within 60 days of the Record Date, 304,364 of which are subject to vested options and 1,072,924 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested. In addition, 11,936 shares are held by Mr. Bernstein and his spouse as trustees of a revocable living trust.
 (7) Includes 1,717,826 shares purchasable within 60 days of the Record Date, 434,907 of which are subject to vested options and 1,282,919 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested. In addition, 133,825 shares are held by Mr. Haar and his spouse.
 (8) Includes 1,087,636 shares purchasable within 60 days of the Record Date, 423,568 of which are subject to vested options and 664,068 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.
 (9) Includes 108,000 shares purchasable within 60 days of the Record Date, 26,166 of which are subject to vested options and 81,834 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested. In addition, 26,937 shares are held by Mr. Denend and his spouse as trustees of the Denend Trust.
(10) Includes 125,000 shares purchasable within 60 days of the Record Date, 43,166 of which are subject to vested options and 81,834 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.
(11) Includes 290,664 shares purchasable within 60 days of the Record Date, 208,830 of which are subject to vested options and 81,834 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested. In addition, 2000 shares are held by Mr. Schleicher as trustee of a trust for the benefit of his children.
(12) Includes 14,514,520 shares purchasable within 60 days of the Record Date, 3,266,081 of which are subject to vested options and 11,248,439 of which are subject to unvested options that, if exercised, will be subject to a right of repurchase by the Company until such shares are vested.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's bylaws provide for a Board of five directors. The Company's certificate of incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of the Class I directors expires in 2002, the term of the Class II directors expires in 2003, and the term of the Class III director expires in 2001. The one Class III director who was serving as a director at the end of fiscal year 2001 is nominated for re-election. The director elected at the Annual Meeting will hold office for a three-year term expiring in 2004 or until his successor is elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below. Unless authority to so vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the one nominee named below. If the nominee should for any reason not be available for election, proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors.

NOMINEE FOR ELECTION AT THE ANNUAL MEETING

   Allison R. Schleicher, age 57, has been a director of the Company since 1990. From 1967 to May 1999, he worked for IBM Corporation in various executive and management positions. Most recently, he served as Vice President, Finance & Planning, Sales and Distribution Group. In 1997, he served as Vice President, Finance & Planning, Personal Systems Technology Group. From 1994 to 1997, he served as Vice President, Finance of IBM Credit Corporation.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 2002

   Michael T. Devlin, age 46, co-founded the Company in 1981, has been a director since the inception of the Company, and is currently Chief Executive Officer. From September 1996 to April 1999, Mr. Devlin served as President of the Company. Prior to September 1996, Mr. Devlin served as Chairman of the Board of the Company.

   Leslie G. Denend, age 60, has been a director of the Company since 1993. Since June 1993, he has served as a Director of Network Associates, Inc., a supplier of products that protect, manage and monitor corporate networks. From December 1997 until May 1998, he served as President of Network Associates, Inc. From February 1993 until December 1997, he served as President and Chief Executive Officer of Network General Corporation, a supplier of local and wide area computer network communications management systems, which through a strategic business combination with McAfee Associates, Inc. in December 1997, formed Network Associates, Inc. He also currently serves as a director of Proxim, Inc. and Informix Software, Inc.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 2003

   Paul D. Levy, age 45, co-founded the Company in 1981, has been a director since the inception of the Company, and is currently Chairman of the Board. From September 1996 to April 1999, Mr. Levy served as Chairman of the Board and Chief Executive Officer. Prior to September 1996, Mr. Levy served as President and Chief Executive Officer of the Company.

   John E. Montague, age 47, has been a director of the Company since 1994. Since September 1998, he has been Vice President and Chief Financial Officer of Lockheed Martin Global Telecommunications. From March 1995 to September 1998, he served as Vice President, Financial Strategies at Lockheed Martin Corporation, a diversified manufacturer of aerospace products. Previously, he was Vice President, Corporate Development and Investor Relations at Martin Marietta Corporation. He is a director of L-3 Communications Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINATED DIRECTOR.

   Because the nominee who receives the greatest number of votes will be elected to serve as a Class III director, abstentions and broker non-votes will have no effect on the outcome of the election of the director.

BOARD MEETINGS AND COMMITTEES

   The Company's Board of Directors held six regular meetings and two special meetings (and took five actions by unanimous written consent) during fiscal year 2001. Each incumbent director attended at least 75% of the meetings held during the part of fiscal year 2001 during which he was a director, in the aggregate, by the Board and each committee of the Board of which he was a member. The Company's Board of Directors has a Compensation Committee and Audit Committee. The Company does not have a Nominating Committee.

   The Compensation Committee (consisting of Messrs. Schleicher, Denend and Montague) reviews and recommends to the Board action with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company's several stock option plans and stock purchase plan. The Compensation Committee held three meetings during fiscal year 2001.

   The Audit Committee (consisting of Messrs. Montague, Denend and Schleicher) nominates the Company's independent auditors, reviews with the Company's independent auditors matters relating to the scope and plan of the audit, the adequacy of internal controls, and the preparation of the Company's financial statements, reports and makes recommendations to the Board with respect thereto, and reviews related party transactions for conflicts of interest. The Audit Committee held four meetings during fiscal year 2001.

BOARD MEMBER COMPENSATION

   The Company pays directors' fees only to directors who are not employees of the Company. During fiscal year 2001, non-employee directors were compensated at a rate of $1,250 per regular Board meeting attended, with no additional fee being payable for attendance at committee meetings. Directors are also reimbursed reasonable out-of-pocket expenses in connection with attending meetings. Directors who are not employees of the Company participate in the Directors' Stock Option Plan. In addition, during fiscal year 2001, the Company paid John Montague an unconditional $100,000 fee for his services as the sole member of the special committee of the Board of Directors that was formed to determine whether the merger agreement and the merger with Catapulse Inc. were in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee during the 2001 fiscal year consisted of Messrs. Schleicher, Denend and Montague, none of whom is or has been an officer or employee of the Company. Messrs. Schleicher and Denend were directors of Catapulse Inc. and owned shares of Catapulse Inc.'s common stock for which they received shares of the Company's common stock in connection with the Company's acquisition of Catapulse Inc. in February 2001, as described in the section entitled "Certain Relationships and Related Transactions" below. Paul D. Levy and Michael T. Devlin, executive officers of the Company, served on a committee of the board of directors of Catapulse Inc. which performed functions of a compensation committee during which time Messrs. Levy and Devlin also served as executive officers of Catapulse Inc. and as directors of the Company. No other interlocking relationship exists or existed during fiscal year 2001 between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

   Action is to be taken at the Annual Meeting with respect to the ratification of independent auditors, who were nominated by the Audit Committee, to examine the financial statements of the Company for fiscal year 2002. Unless otherwise directed therein, proxies received pursuant to this solicitation will be voted for the ratification of Ernst & Young LLP, who served as the Company's auditors for fiscal year 2001. Although the ratification of independent auditors is not required to be submitted to a vote of the stockholders, the Board of Directors believes that such ratification is a matter on which the stockholders should express their opinion. If the stockholders do not ratify Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors. Ernst & Young LLP has advised the Company that no member of its firm has any direct or indirect material financial interest in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders. Because approval of this proposal requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                 OTHER MATTERS

   No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% or more of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Allison R. Schleicher filed on January 9, 2001 a Form 4 in connection with a sale of shares on August 22, 2000. Except as indicated, based solely upon a review of copies of reports of beneficial ownership provided to the Company by officers and directors and 10% stockholders of the Company, the Company believes that all other reports required pursuant to Section 16(a) with respect to the 2001 fiscal year were timely filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth information concerning the annual compensation for the fiscal years ended March 31, 2001, March 31, 2000 and March 31, 1999 paid by the Company to (i) the chief executive officer of the Company, (ii) the four other most highly compensated individuals (based on salary and bonus during the last fiscal year) who were serving as executive officers of the Company at the end of the fiscal year ended March 31, 2001, and
(iii) an individual who would constitute one of the four most highly compensated executive officers (other than the chief executive officer) but for the fact that he was not serving as an executive officer of the Company at the end of the fiscal year ended March 31, 2001 (collectively the "Named Executive Officers").

                                                      Long-Term
                                                     Compensation
                                                  ------------------
                                     Annual
                                  Compensation
                               ------------------     Securities
   Name and Principal                             Underlying Options      All Other
        Position          Year Salary($) Bonus($)     Awarded(#)     Compensation ($)(2)
   ------------------     ---- --------- -------- ------------------ -------------------
Paul D. Levy(1).........  2001  500,000  500,000      1,000,000              327
 Chairman of the Board    2000  474,167  340,700        900,000              348
                          1999  385,000  196,700      1,000,000              348

Michael T. Devlin(1)....  2001  500,000  500,000      1,000,000              327
 Chief Executive Officer  2000  474,167  340,700        900,000              348
                          1999  385,000  196,700      1,000,000              348

Thomas F. Bogan.........  2001  356,250  175,000        600,000              327
 President and Chief      2000  300,000  116,820        650,000              348
 Operating Officer        1999  230,232   38,661        200,000              348

David H. Bernstein......  2001  443,750  250,000        500,000              327
 Senior Vice President    2000  384,583  140,000        250,000              348
 and General Manager,     1999  335,000   95,700        290,000              348
 Products

John R. Lovitt..........  2001  362,500  258,000        275,000              327
 Senior Vice President,   2000  322,917  226,012        150,000              348
 Services                 1999  300,000  215,523        240,000              348

Kevin J. Haar...........  2001  351,250  200,000        500,000              327
 Senior Vice President,   2000  275,000  191,721        250,000              348
 Worldwide Field          1999  255,700  126,176        160,000              348
 Operations

--------
(1) Throughout fiscal year 2001, Mr. Levy was Chairman of the Board of Directors and Mr. Devlin was Chief Executive Officer.
(2) Includes premiums paid pursuant to a long-term disability plan through which the Company provides long-term disability income insurance for all its employees. In the event of an insured officer's disability, the officer may be eligible after three consecutive months of disability for a monthly benefit of 60% of his tax-free monthly earnings up to a $6,000 per month maximum.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the last fiscal year and the potential realizable value at certain assumed annual rates of stock price appreciation.

   The total number of shares of Common Stock subject to options granted in fiscal year 2001 was 21,562,086.

                                          Individual Grants                   Potential Realizable
                         ----------------------------------------------------   Value at Assumed
                          Number of    Percent of                             Annual Rates of Stock
                          Shares of   Total Options                            Price Appreciation
                         Common Stock  Granted to                              For Option Term (1)
                          Underlying  Employees in  Exercise Price Expiration ---------------------
     Name                Options (#)   Fiscal Year    ($/Share)       Date      5%($)      10%($)
     ----                ------------ ------------- -------------- ---------- ---------- ----------
Paul D. Levy............  1,000,000        4.6          50.00       10/31/10  31,444,731 79,687,123

Michael T. Devlin.......  1,000,000        4.6          50.00       10/03/10  31,444,731 79,687,123

Thomas F. Bogan.........    200,000        0.9          50.00       10/03/10   6,288,946 15,937,425
                            400,000        1.9          27.00       11/29/10   6,792,062 17,212,419

David H. Bernstein......    200,000        0.9          50.00       10/03/10   6,288,946 15,937,425
                            300,000        1.4          27.00       11/29/10   5,094,047 12,909,314

John R. Lovitt..........     75,000        0.4          50.00       10/03/10   2,358,354  5,976,534
                            200,000        0.9          27.00       11/29/10   3,396,031  8,606,209

Kevin J. Haar...........    200,000        0.9          50.00       10/03/10   6,288,946 15,937,425
                            300,000        1.4          27.00       11/29/10   5,094,047 12,909,314

--------
(1) The Potential Realizable Value is calculated based on the fair market value of the Common Stock on the date of grant, which is equal to the exercise price of fiscal year 2001 granted options, assuming that the Common Stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of future Common Stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings depend upon the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

   The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during the last fiscal year and the fiscal year 2001 year-end value of all unexercised options held by such individuals.

                                                 Number of Securities         Dollar Value of
                         Number of              Underlying Unexercised   Unexercised, In-the-Money
                          Shares               Options Held at March 31, Options Held at March 31,
                         Acquired    Dollar             2001(1)                 2001(1)(2)
                            on        Value    ------------------------- -------------------------
     Name                Exercise   Realized   Exercisable Unexercisable Exercisable Unexercisable
     ----                --------- ----------- ----------- ------------- ----------- -------------
Paul D. Levy............ 1,356,452 $44,463,257  3,352,928        --      $8,319,720      $0.00
Michael T. Devlin....... 1,402,442 $46,325,049  3,391,690        --      $8,755,979      $0.00
Thomas F. Bogan.........   177,500 $ 7,276,616  1,382,374        --      $2,476,106      $0.00
David H. Bernstein......   395,000 $15,080,603  1,077,288        --      $1,783,748      $0.00
John R. Lovitt..........   252,500 $ 6,958,028    837,636        --      $3,882,846      $0.00
Kevin J. Haar...........   107,774 $ 4,875,069  1,317,826        --      $3,920,994      $0.00

--------
(1) Includes unvested options, which may be exercised subject to a lapsing right of repurchase in favor of the Company.
(2) Based on the market value of $17.75 per share of the Company's Common Stock as of March 30, 2001 (the last business day of the fiscal year) as reported by the NASDAQ National Market System, minus the exercise price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

   In connection with the Company's acquisition of Catapulse, Inc. in February 2001, Paul D. Levy and Michael T. Devlin entered into restricted stock and lock-up agreements with respect to the shares of the Company's Common Stock that they received in the merger. These agreements provide that the shares of Catapulse, Inc. common stock held by Messrs. Levy and Devlin that were subject to a right of repurchase by Catapulse, Inc. became subject to a right of repurchase in favor of the Company at the purchase price paid by the stockholders for such shares in the event the employment of Messrs. Levy and Devlin, respectively, with the Company is terminated for cause. This right of repurchase lapses as to 1/60th of the restricted shares each month following the effective time of the merger. With respect to the shares of the Company's Common Stock received by Messrs. Levy and Devlin in exchange for the Catapulse, Inc. common stock owned by them that is not subject to a right of repurchase by Catapulse, Inc., each has agreed not to sell, encumber or dispose of such shares for up to five years from the date of the closing of the merger. This lock-up restriction will lapse as to 20% of the locked-up shares on the first anniversary of the closing of the merger and 1/60th per month thereafter. The repurchase right and lock-up restrictions will terminate in the event Messrs. Levy's and Devlin's employment with the Company is terminated without cause. Messrs. Levy and Devlin will be entitled to vote all shares received by them in the merger at any meeting of stockholders prior to the repurchase, if any, of those shares regardless of the right of repurchase by the Company or the lock-up restrictions.

   The Company has entered into employment agreements with Paul D. Levy and Michael T. Devlin. Pursuant to these agreements, each of these employees is eligible to receive cash compensation under the Company's management incentive bonus plan in addition to his salary and to participate in the Company's employee benefit plans and executive compensation programs. In addition, under these agreements, each of these employees is entitled to severance benefits in the event that (i) the employee's employment is terminated involuntarily by the Company other than for cause, (ii) the employee's employment is terminated due to the employee's death or disability, (ii) the Company fails to obtain the assumption of the employment agreement by any successor to the Company, (iv) the employee's employment is terminated for any reason other than for cause during the 6 month period following a change of control; (v) the occurrence of certain events (as described in the employment agreement) without the employee's express written consent; (vi) failure to nominate the employee to the board of directors or the failure of the employee to win reelection to the board of directors; or (vii) the provision of notice of non-renewal or extension of the term of the employment agreement. These severance benefits include a severance payment equal to two times the employee's base salary for the current fiscal year or the preceding fiscal, whichever is greater, and two times his target incentive bonus, full acceleration of vesting on his stock options, a lump sum payment in an amount equal to the estimated cost that he may incur to extend the employee's group medical coverage for a period of 24 months, and continued employee benefits for a period of 24 months following the employee's termination date.

   The Company has entered into employment agreements with Thomas F. Bogan, David H. Bernstein, John R. Lovitt, Kevin J. Haar and Timothy A. Brennan. Pursuant to these agreements, each of these employees is eligible to receive cash compensation under the Company's management incentive bonus plan in addition to his salary and to participate in the Company's employee benefit plans and executive compensation programs. In addition, under these agreements, each of these employees is entitled to severance benefits in the event that
(i) the employee's employment is terminated involuntarily by the Company other than for cause, (ii) the employee's employment is terminated due to the employee's death or disability, (ii) the Company fails to obtain the assumption of the employment agreement by any successor to the Company, or (iv) the occurrence of certain events (as described in the employment agreement) without the employee's express written consent within 2 years following a change of control. These severance benefits include a severance payment equal to one times the employee's base salary for the current fiscal year or the preceding fiscal, whichever is greater, and one times his target incentive bonus, full acceleration of vesting on his stock options, a lump sum payment in an amount equal to the estimated cost that he may incur to extend the employee's group medical coverage for a period of 12 months, and continued employee benefits for a period of 12 months following the employee's termination date.

                             AUDIT COMMITTEE REPORT

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of financial controls. In fulfilling its oversight responsibilities during fiscal year 2001, the Committee periodically:

  . reviewed the unaudited and audited financial statements with management and the Company's independent auditors, Ernst & Young LLP,

  . discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Ernst & Young,

  . reviewed the Company's financial controls and financial reporting process, and

  . reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

   The Committee also reviewed with Ernst & Young, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted accounting principles. The Committee periodically met with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

   In addition, the Committee has discussed with Ernst & Young their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and discussed with Ernst & Young any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee also considered the compatibility of Ernst & Young's non-audit services (principally tax advisory services) with the standards for auditors independence. The Committee discussed with Ernst & Young the overall scope and plans for their audit.

   The Directors who serve on the Committee are all "independent" for purposes of the rules of the Nasdaq Stock Market, and further all meet the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Committee has adopted the written charter attached to this proxy statement as Appendix A. During fiscal 2001, the committee met four times, with all members in attendance at each meeting.

   In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2001. The Committee also recommended to the Board of Directors, subject to stockholder approval, the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending March 31, 2002.

                                          John E. Montague (Chairman)

                                          Leslie G. Denend

                                          Allison R. Schleicher

                             AUDIT AND RELATED FEES

AUDIT FEES

   The aggregate fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for the audit of the Company's annual financial statements and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $981,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2001.

ALL OTHER FEES

   The aggregate fees billed to the Company by Ernst & Young LLP for services rendered to the Company during its 2001 fiscal year, other than the services described above under "AUDIT FEES," totaled $1,526,000.

   The Audit Committee considered and determined that the provision of the services other than the services described under "AUDIT FEES" is compatible with maintaining the independence of the independent auditors.

                         COMPENSATION COMMITTEE REPORT

   Pursuant to rules adopted by the SEC designed to enhance disclosure of public companies' policies toward executive compensation, set forth below is a report submitted by the Company's Compensation Committee (the "Committee") addressing the Company's compensation policies with respect to executive officers.

   The Committee reviews and recommends to the Board action with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company's several stock option plans and stock purchase plan. During fiscal year 2001, the Committee comprised three non-employee directors.

GENERAL COMPENSATION POLICIES

   The Company structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the Company in attracting and retaining qualified executives. The compensation paid to the Company's executive officers consists primarily of base salary, cash bonuses under a management incentive bonus plan, and grants of equity incentives pursuant to the Company's stock option plans.

Base-Salary Compensation

   The Committee annually reviews base salaries of executive officers, including the executive officers named in the Summary Compensation Table. Industry compensation surveys are used to establish base salaries that are within the range of those of persons holding comparably responsible positions at other similar-sized companies, both regionally and nationally. While salary surveys that directly correspond to the companies included in the "peer group" used to construct the Performance Graph included in this Proxy Statement are not available, there is substantial overlap between the companies included in the salary surveys used by the Company and the companies included in such "peer group," and the Committee believes that it is appropriate to consider such surveys in establishing the range of competitive salaries for its executive officers. The Company's current compensation structure falls generally within the range of compensation structures adopted by the other companies in the salary surveys reviewed. In addition, other factors are considered in setting salaries, such as cost-of-living increases, management performance, as well as the individual's past performance and potential with the Company. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Committee. After considering the factors described above in connection with salary adjustments, and giving particular emphasis to competitive factors and individual performance, the Committee recommended that the base salary of the named executive officers, including Messrs. Levy and Devlin, who were the Company's Chairman of the Board and Chief Executive Officer, respectively, throughout fiscal 2001, be increased in fiscal year 2001 as summarized in the Summary Compensation Table elsewhere in this Proxy Statement.

Bonus Compensation

   The Company's management incentive bonus plan ties payment of benefits to executive officers, including the executive officers named in the Summary Compensation Table, to corporate profit goals established by the Board of Directors and a minimum level of profitability must be achieved before any amounts are paid pursuant to the plan. Payments under the plan are based upon the following factors: (a) annual base salary; (b) an employee's targeted percentage (a percentage of base salary that generally increases for higher positions within the Company, which places a greater percentage of compensation at risk for those with greater responsibility); and (c) a corporate performance factor based on a comparison of corporate results to profitability objectives established by the Board of Directors, based on the Company's operating plan established each year for the succeeding year.

Equity-Based Compensation

   The option incentive component of the total compensation package is intended to retain and motivate executives to improve long-term stock performance and to increase value for all stockholders. The Committee generally grants options under the Company's plans with an exercise price equal to the market price at the date of grant and, as a result, the options will have value only if the Company's stock price increases from the time of the award. Grants are made to executive officers based on salary, responsibility, and performance of the individual officer. Consistent with the Committee's philosophy that the award of stock options should be used to incentivize key executive officers and to further align their interests with those of the stockholders, during fiscal year 2001 the Committee examined the stock and option holdings of the Company's executive officers and determined that the awards set forth in the Option Grants in Last Fiscal Year Table were appropriate.

CERTAIN TAX CONSIDERATIONS

   The Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. None of the Company's executive officers is expected to approach the $1 million limit in fiscal year 2001. However, the provisions of Section 162(m) merit current consideration because, under certain circumstances, the difference between the fair market value and the exercise price of options granted in the present time period, measured at the time of exercise, could be included in the calculation under
Section 162(m) of the executive officers' compensation in the time period in which the exercise occurs. This result can be avoided if the plans under which such options are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more outside directors and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. The Company's 1997 Plan, which is the only stock option plan under which the Company's executive officers are currently eligible to receive options, has been designed and administered to meet such requirements. The Company has not attempted to structure other elements of executive compensation to qualify as performance-based compensation for purposes of Section 162(m).

SUMMARY

   The Compensation Committee believes that the Company's general compensation policies and the special measures taken since the beginning of fiscal 2001 have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

                                          Allison R. Schleicher

                                          Leslie G. Denend

                                          John E. Montague

PERFORMANCE GRAPH

   The following graph compares the five-year cumulative total returns, assuming the reinvestment of any dividends, for the Company, the NASDAQ Market Index and an index constructed from a peer group consisting of 563 companies that are classified in the same Standard Industrial Classification (SIC) code.

                 Comparison of 5-Year Cumulative Total Return*
                     Among Rational Software Corporation,
                    NASDAQ Market Index and SIC Code Index

                       [PERFORMANCE GRAPH APPEARS HERE]

*ASSUMES $100 INVESTED ON MARCH 31, 1996
AND REINVESTMENT OF ANY DIVIDENDS.
FISCAL YEAR ENDING MARCH 31.

                                                             Fiscal Year
                                                       ------------------------
                                                       1997 1998 1999 2000 2001
                                                       ---- ---- ---- ---- ----
   Rational Software Corporation...................... $104 $ 66 $136 $387 $180
   SIC Code Index..................................... $120 $214 $309 $544 $231
   NASDAQ Market Index................................ $112 $169 $221 $407 $167

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Acquisition of Catapulse Inc.

   On February 5, 2001, the Company closed its acquisition of Catapulse Inc. for a total purchase price of approximately $445.2 million, a company founded by Messrs. Levy and Devlin. Each of Paul Levy, Michael Devlin, Leslie Denend and Allison Schleicher served on the board of directors of both the Company and Catapulse, Inc. Mr. Levy served as Catapulse's Chief Executive Officer and Chairman of the board of directors, and Mr. Devlin served as the Vice-Chairman of the board of directors of Catapulse. As a result of the acquisition, stockholders of Catapulse received .0825 shares of the Company's common stock for each share of Catapulse common stock they held at the time of the acquisition. The table below sets forth the shares of the Company's common stock that was received by each of Messrs. Levy, Devlin, Denend and Schleicher in exchange for their shares of Catapulse as a result of the acquisition.

                                                                                           Number of
                                                                                        Rational shares
                                                                                          received in
    Name of Executive                                            Relationship with        exchange for
   Officer or Director        Relationship with Rational             Catapulse          Catapulse shares
   -------------------        --------------------------         -----------------      ----------------
 Paul D. Levy........... Chairman of the Board of Directors   Chief Executive Officer      2,187,166
                                                              and Chairman of the
                                                              Board of Directors
 Michael T. Devlin...... Chief Executive Officer and Director Vice-Chairman of the         2,566,666
                                                              Board of Directors
 Leslie G. Denend....... Director                             Director                        33,000
 Allison R. Schleicher.. Director                             Director                        33,000

   In addition, the Company paid John Montague, a Director of the Company, an unconditional $100,000 fee for his services as the sole member of the special committee of the Board of Directors that was formed to determine whether the merger agreement and the merger were in the best interests of the Company and its stockholders.

 Note with Michael T. Devlin

   In connection with its acquisition of Catapulse, Inc., the Company assumed a note that was entered into between Catapulse, Inc. and Michael T. Devlin in connection with Mr. Devlin's early exercise of options to purchase common stock of Catapulse, Inc. under a stand-alone stock option agreement. Mr. Devlin is the Chief Executive Officer and a Director of the Company. The principal amount of the note was $633,333 and the note accrued interest at the rate of 6.11 percent per year, compounded semiannually. The note was secured in part by a pledge of the common stock under the terms of a security agreement. Pursuant to the terms of the note, the principal and interest were due and payable on December 6, 2004. The note has been paid in full and cancelled.

 Relocation Agreements with David H. Bernstein

   On September 10, 1997, the Company entered into a relocation bonus agreement in the amount of $1,000,000 with David H. Bernstein, the Company's Senior Vice President and General Manager, Products. Pursuant to the terms of the relocation bonus agreement, Mr. Bernstein was to receive a relocation bonus of $1,000,000 and payments from the Company sufficient to pay Mr. Bernstein's federal and state income taxes arising from the relocation bonus and to pay the federal and state income taxes arising from such tax payment by the Company. If Mr. Bernstein voluntarily terminates his employment with the Company or is terminated by the Company for cause prior to the fourth anniversary of the effective date of the relocation bonus agreement on September 10, 2001, Mr. Bernstein will be required to repay $100,000 of the relocation bonus to the Company pursuant to the schedule set forth in the agreement.

   In connection with the transfer of David H. Bernstein's principal place of employment from Massachusetts to California in 2001, the Company entered into a relocation agreement with Mr. Bernstein on April 12, 2001 and the Company entered into a related promissory note in the amount of $2,500,000 with Mr. Bernstein on June 1, 2001. The relocation agreement provides for the following:
(i) a non-interest bearing loan for $2,500,000 pursuant to the promissory note,
(ii) reimbursement of relocation costs under the Company's standard relocation policy, (iii) reimbursement by the Company for any losses incurred by Mr. Bernstein on the sale of his residence in Massachusetts, (iv) reimbursement by the Company for any losses incurred by Mr. Bernstein on the later sale of his residence in California if he is then still employed by the Company on the date of such sale, and (v) reimbursement of relocation and transition costs for a period of approximately 2 years from the date of the agreement for an amount of up to $100,000 per year. The promissory note in the amount of $2,500,000 does not bear interest and is secured by Mr. Bernstein's principal residence. The entire outstanding principal balance of the promissory note is due and payable in full on or before the third anniversary of the date of the promissory note. If Mr. Bernstein is terminated for cause, the entire unpaid principal balance and any other sums due under the promissory note will become due and payable 90 days after such termination. If Mr. Bernstein is terminated without cause, the entire unpaid principal balance and any other sums due under the promissory note will become due and payable 180 days after such termination. In addition, the entire unpaid balance and any other sums due under the promissory note will become due and payable upon the occurrence of certain other events set forth in the promissory note.

 Relocation Agreement with Kevin J. Haar

   On October 5, 2000, the Company entered into a relocation bonus agreement, relocation loan agreement and pledge agreement with Kevin J. Haar, the Company's Senior Vice President, Worldwide Field Operations. Under the relocation bonus agreement, Mr. Haar will receive a relocation bonus of $1,500,000 plus an amount equal to the interest on the outstanding relocation loan payable in equal parts over a four year period beginning on October 30, 2001. If Mr. Haar voluntarily terminates his employment with the Company or if the Company terminates his employment for cause, Mr. Haar will not be eligible for any remaining unpaid amounts under the relocation bonus agreement. If the Company terminates Mr. Haar's employment without cause or if he terminates his employment with the Company for good reason (as described in the relocation bonus agreement), any outstanding bonus payments will be accelerated to the date of termination. Under the relocation loan agreement, Mr. Haar will receive a relocation loan of $1,500,000 with interest to be assessed at a rate of 6% per year to be repaid in equal amounts over a four year period beginning on October 30, 2001. If Mr. Haar voluntarily terminates his employment with the Company or if the Company terminates his employment for cause, Mr. Haar will be immediately obligated to repay the remaining principal and interest due on the relocation loan. In addition, if Mr. Haar's employment is terminated due to his death or disability, he will not be obligated to repay any portion of the relocation loan.

                            EXPENSES OF SOLICITATION

   The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to solicitation of proxies by mail, the officers, directors, and regular employees of the Company may solicit proxies in person or by telegraph or telephone. Brokerage houses, nominees, fiduciaries, and other custodians will be requested by the Company to forward proxy soliciting material to beneficial owners of shares held of record by them and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                             STOCKHOLDER PROPOSALS

   Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company's proxy material for the 2002 Annual Meeting of stockholders, stockholder proposals must be received by the Company no later than

February 25, 2002, and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the Company's proxy for the 2002 Annual Meeting of Stockholders may grant the holder thereof discretionary authority to vote on any proposals brought before such meeting after May 11, 2002.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

   For shares of Common Stock that are registered in the name of the stockholder, the stockholder may only vote by returning a signed proxy card or voting in person at the meeting.

   For shares of Common Stock that the stockholder beneficially owns and holds in "street name" through a broker, or bank, the stockholder may vote by completing and returning the voting form provided by their broker or bank or via the internet or by telephone through their broker, or bank, if such a service is provided. To vote via the Internet or telephone, the stockholder should follow the instructions on the voting form provided by their broker or bank. Votes submitted electronically via the Internet or by telephone must be received by 12:00 a.m. (PST) on July 19, 2001.

   The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

   Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                                          By Order of the Board of Directors,

                                          Timothy A. Brennan
                                          Secretary

                                                                      Appendix A

                         Rational Software Corporation

                            Audit Committee Charter

Organization

   The audit committee shall be appointed by the board of directors and be comprised of at least three outside directors who are independent of the management and the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as committee members. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Purpose

   The audit committee shall assist the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community by reviewing corporate accounting processes, reporting practices of the company, and the quality and integrity of financial reports of the company. The audit committee will maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

Roles and Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. Specifically, the committee will:

  . Recommend to the directors the independent auditors to be selected to audit the financial statements of the company and approve the compensation of the auditors. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders.

  . Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and review the results of such audit, including any comments or recommendations of the independent auditors.

  . Review on an annual basis with the independent auditors, the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company.

  . Review the financial statements and footnotes thereto contained in the annual report on Form 10-K with management and the independent auditors, including their judgment about the quality, not just the acceptability, of accounting principles, and the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

  . Review the quarterly financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.

  . Discuss as appropriate, but at least quarterly during the year with senior financial management and the external auditor, significant assumptions, estimates and judgments utilized in the preparation of the financial statements.

  . Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices.

  . Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

  . Meet at least annually in Executive session with the independent auditors. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of an audit.

  . Review the nature, scope, and fees of other professional services provided to the company by the independent auditors.

  . The committee shall discuss with the auditors their independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors independence.

  . Submit the minutes of all meetings of the audit committee to, and discuss the matters discussed at each committee meeting with, the board of directors.

  . Reassess the adequacy of the Audit Committee charter on a periodic basis, but at least annually, and obtain the approval of the board of directors.

                         RATIONAL SOFTWARE CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 19, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Rational Software Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 25, 2001, and hereby appoints Thomas F. Bogan and Timothy A. Brennan, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Annual Meeting of Stockholders of Rational Software Corporation to be held on July 19, 2001, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

     1.   To elect Allison R. Schleicher as a Class III member of the Board of
Directors:

               [_] FOR nominee            [_] WITHHOLD authority to vote
                                              for nominee

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 2002:

               [_] FOR             [_] AGAINST          [_] ABSTAIN

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

Dated:______________________


______________________________________
(Signature)


______________________________________
(Signature)

                              (This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder's or stockholders' names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.